Exhibit 99.1.
                                                                   -------------


                PRESS RELEASE ANNOUNCING DELTA/WINDSORTECH MERGER

          DELTA STATES OIL, INC. SIGNS A LETTER OF INTENT TO MERGE WITH
           WINDSORTECH, INC, A PRIVATELY HELD NEW JERSEY CORPORATION

         HIGHTSTOWN, NJ - December 12, 2001 - Delta States Oil, Inc., Stamford, CT, ("Delta") and Windsortech, Inc., Hightstown, NJ, ("Windsortech") announced today that, on December 4, 2001, they signed a letter of intent to merge Windsortech with and into Delta in a transaction intended to qualify as a tax free reorganization for federal income tax purposes. The transaction is subject to a number of usual and customary conditions, including satisfactory completion of due diligence by both Delta and Windsortech, approval by the Boards of Directors of both companies, the negotiation, execution and delivery of a definitive merger agreement, required shareholder approvals and/or consents, and required regulatory approvals. Subject to satisfaction of these conditions, the transaction is expected to be completed by the end of the first quarter of 2002.


         Under the terms of the proposed transaction, which has been negotiated at arms length by the parties, Delta will issue approximately 9.6 million of its shares to Windsortech's stockholders as merger consideration, and Delta will have a total of approximately 12 million shares outstanding after completion of the transaction. The combined company, which is expected to be renamed Windsortech, Inc., will be managed by Marc Sherman, President and CEO of Windsortech, Inc., Ed Cummings VP/CFO, Michael Sheerr, VP/Sales, Carl Saracino, VP/Operations and David Loppert, VP/Business Development.


         Commenting on the proposed transaction, Alfred D. Morgan, Ph.D., President of Delta, said: "This transaction is intended to allow Delta to emerge from its shell status and merge with an exciting business run by a talented management team that has significant experience in developing a business and operating in a public company environment. The transaction is expected to create significant value for Delta's stockholders."


         "We are delighted with this agreement," said Marc Sherman, President and CEO of Windsortech. "It enables Windsortech to gain a broad base of public shareholders and apply for a listing on an applicable exchange."


About Delta States Oil, Inc.

         Delta, a publicly owned company with approximately 3,000 shareholders, was previously engaged in operations related to oil and gas exploration and drilling but has not engaged in any active business since May 4, 1981.


About Windsortech, Inc.

         Windsortech, which commenced operations on September 25, 2001, purchases and remarkets refurbished computer equipment and related components, provides computer asset management services, computer recycling, computer brokerage and computer parts-on-demand services, both nationally and internationally. Windsortech offers a wide range of refurbished products, including laptop and desktop computers, monitors, disk drives, modems, printers, scanners, memory, expansion boards, cables and connectors acquired mainly from off-lease or de-installation sources. The majority of the products Windsortech offers and sells are brand name Intel Pentium(R) class or equivalent products manufactured by, amongst others, IBM, Compaq, Dell, Hewlett-Packard and other

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major manufacturers. For the period from September 25, 2001 through November 30,
2001, Windsortech had unaudited gross revenue of approximately $960,000.


                                    *********


Statements about Delta's or Windsortech's current or future expectations, including future revenues and earnings, and all other statements in this press release, other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Both Delta and Windsortech caution that such forward-looking statements involve risks and uncertainties and are subject to change at any time, and their actual results could differ materially from expected results. Neither Delta nor Windsortech undertakes to update any such forward-looking statements to reflect subsequently occurring events or circumstances.


                                      # # #


Contacts:
---------
Delta States Oil, Inc.                          Windsortech, Inc.
----------------------                          -----------------
Saul Horing, Esq.                               David Loppert
Phone:  (212) 888-1217                          Phone:  (561) 627-7793
                                                e-mail: dloppert@earthlink.net


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